UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2018

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2018, the Board of Directors (the “Board”) of GWG Holdings, Inc. (the “Company”) adopted an amendment to the Company’s Bylaws increasing the maximum number of directors comprising the Board from seven to nine, with the precise number of directors to be determined from time to time by resolution of the Board (the “Bylaw Amendment”). The Bylaw Amendment, a copy of which is filed as Exhibit 3.1 to this report, became effective upon such adoption by the Board.

On December 21, 2018, the Company filed a preliminary Information Statement on Schedule 14C with the Securities and Exchange Commission (“Information Statement”) describing an action taken by written consent by the holders of a majority of the issued and outstanding shares of common stock of the Company to approve an additional amendment to the Company’s Bylaws to provide for, among other things, a classified, or “staggered” Board, composed of three classes of directors serving staggered three-year terms (the “Staggered Board Amendment”). The Staggered Board Amendment, which is attached as Exhibit A to the Information Statement, is not included in the Bylaw Amendment filed as Exhibit 3.1 to this report. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the Staggered Board Amendment will become effective 20 calendar days after the date on which the definitive Information Statement is sent or given to the Company’s stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to the Bylaws of GWG Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: December 28, 2018	By:	/s/ William Acheson
William Acheson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Bylaws of GWG Holdings, Inc.

3